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EXHIBIT 4.3

                         TANGIBLE ASSET GALLERIES, INC.

                               EMPLOYEE INCENTIVE

                             STOCK OPTION AGREEMENT



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                         TANGIBLE ASSET GALLERIES, INC.
                               EMPLOYEE INCENTIVE
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT is made this 20th day of November, 2000, between Tangible Asset Galleries, Inc., a Nevada corporation (the "Corporation"), and

         WHEREAS Grantee is a member of the Corporation's Board of Directors, and the Corporation desires to give Grantee further incentives to continue to render valuable services to it in the form of an inducement to acquire a further proprietary interest in the Corporation by grant of an option to purchase shares of the Corporation's common stock pursuant to Plan A of the Tangible Asset Galleries, Inc. 2000 Omnibus Stock Option Plan adopted effective August 1, 2000 (the "Plan");

         NOW, THEREFORE, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Corporation hereby grants to Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, an aggregate of Sixty Thousand (60,000) shares of the Corporation's common stock (the "Shares") at the purchase price of X Cents ($0.4375) per share. The Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), will include the appropriate restrictive legend, and cannot be sold for a period of one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless the holder complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

         2. TIME AND MANNER OF EXERCISE. From and after three months from the date hereof, and during each of the eleven succeeding three month periods commencing on the anniversary thereof, Grantee shall have the right to purchase from the Corporation eight and one-third percent (8 1/3%) of the aggregate number of shares subject to this option, on a cumulative basis. The failure to exercise this option with respect to any shares for which the right accrued during any one-year period shall not result in the termination of the option with respect to such shares, but rather the same shall cumulate and be eligible for exercise during the remainder of the option term.

                  The option shall be exercised by written notice delivered to the Corporation at is principal offices at 3444 Via Lido, Newport Beach, CA 92663, setting forth the number of shares as to which the option is being exercised, and accompanied by a check in payment of the option purchase price for the number of shares being purchased. Promptly upon receipt of such notice and payment, the Corporation will deliver to Grantee stock certificate(s) representing the shares purchased.



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         3. TERMINATION OF OPTION. Except as otherwise provided herein, this option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

                  (a) The expiration of three (3) months after termination of Grantee's directorship by the Corporation for reason other than death or permanent and total disability;

                  (b) The expiration of twelve (12) months after termination of Grantee's directorship by the Corporation if such termination is by reason of Grantee's permanent and total disability;

                  (c) The expiration of twelve (12) months after Grantee's death, during which period Grantee's executors or administrators may exercise this option as to any of the shares as to which it was exercisable and not previously exercised during Grantee's lifetime;

                  (d) The expiration of five (5) years from the vesting dates of these options.

         4. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders, the number of shares of stock subject to option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Corporation effected without receipt of consideration by the Corporation or resulting from any split up, reclassification, distribution of a stock dividend, or other subdivision or consolidation of shares. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to the foregoing shall be rounded downward to the next full number of shares without other compensation or consideration to Grantee. If the Corporation is reorganized, or consolidated or merged with another corporation, Grantee shall be entitled to receive options to purchase shares of the reorganized, consolidated or merged corporation in the same proportion, at an equivalent price, and subject to the same terms and conditions. Upon dissolution or liquidation of the Corporation, or a merger or consolidation, which the Corporation is not the surviving corporation, the Grantee shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise this option in whole or in part. All adjustments provided for herein shall be made by the Corporation's Board of Directors, whose determination in that respect shall be final. Whenever the Corporation takes any action resulting in any adjustment provided for herein, it shall forthwith deliver notice of such action to the Grantee, setting forth the number of shares, and the purchase price thereof, resulting from such adjustment.

         5. RIGHTS PRIOR TO EXERCISE. Grantee shall have no rights as a shareholder with respect to the option shares until payment of the option price and delivery of a certificate for such shares as provided herein. This option is nontransferable by Grantee, except in the event of

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his or her death as provided in Paragraph 3(c) above; and during Grantee's lifetime is exercisable only by Grantee.

         6. OTHER PROVISIONS.

                  a. GENERAL. Nothing contained in this Agreement shall confer upon Grantee the right to continue in the employ of the Corporation or any other corporation affiliated with the Corporation, or interfere in any way with the rights of the Corporation or any corporation affiliated with the Corporation to terminate his or her employment.

                           Nothing contained in this Agreement shall impose any
liability or responsibility on the Corporation, the Board of Directors, the Committee or any member of either of the foregoing to pay, or reimburse Grantee for the payment of any tax arising out of, or on account of the issuance of an option or options hereunder to Grantee, Grantee's exercise of any option issued under this Agreement or Grantee's sale, transfer or other disposition of the Shares acquired pursuant to the exercise of an option issued hereunder. Grantee hereby acknowledges and agrees that his or her participation is voluntary and that he or she will be solely responsible for all taxes to which he or she may be or become subject as a consequence of such participation.

                           The terms of the Plan are hereby incorporated by
reference, and in the event of any inconsistency between this document and the Plan, the terms of the Plan shall control.

                  b. CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

                  d. JURISDICTION. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court impaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

                  e. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

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                  f. ATTORNEYS' FEES. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

         IN WITNESS WHEREOF, this option is executed on behalf of the Corporation by its duly authorized officers and by Grantee as of the day and year first above written.

                                           Tangible Asset Galleries, Inc.

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                                           By:      Silvano A. DiGenova
                                           Its:     Chief Executive Officer

                                           Grantee

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